                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                            Parker Drilling Company
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                             [PARKER DRILLING LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                               DECEMBER 17, 1997
                       10:00 A.M., CENTRAL STANDARD TIME

                                PARKER BUILDING
                            EIGHT EAST THIRD STREET
                             TULSA, OKLAHOMA 74103

                                                          [PARKER DRILLING LOGO]

ROBERT L. PARKER
Chairman

Dear Stockholders:

     On behalf of your board of directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Parker Drilling Company to be held on Wednesday, December 17, 1997, at 10:00 a.m., in the Parker Building, Eight East Third Street, Tulsa, Oklahoma.

     In the accompanying Notice of Annual Meeting and Proxy Statement you will find detailed information about the Annual Meeting, including matters upon which the shareholders will be asked to act. These items include the election of two directors, a proposal to approve the grant of incentive stock options to eligible employees under the Parker Drilling Company 1997 Stock Plan, and the ratification of Coopers & Lybrand L.L.P. as independent accountants. You are urged to read all of this information being provided. The board of directors believes that the approval of each of these proposals is in the best interest of the stockholders and the Company and unanimously recommends a vote for the adoption of these proposals.

     It is important that your shares be represented at the meeting whether or not you plan to attend and regardless of the number of shares you own. Therefore, please sign, date and mail promptly the enclosed proxy in the return envelope.

     Thank you for your continued support of Parker Drilling Company.

                                            Sincerely,

                                            LOGO

                                            ROBERT L. PARKER
                                            Chairman

      EIGHT EAST THIRD STREET M TULSA, OKLAHOMA 74103 M 918-585-8221 M FAX
                    918-585-1058 M //www.parkerdrilling.com

                            PARKER DRILLING COMPANY
                                PARKER BUILDING
                            EIGHT EAST THIRD STREET
                             TULSA, OKLAHOMA 74103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO: STOCKHOLDERS OF PARKER DRILLING COMPANY

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Parker Drilling Company, a Delaware corporation (the "Company"), will be held in the Parker Building, Eight East Third Street, Tulsa, Oklahoma 74103, on Wednesday, December 17, 1997, at 10:00 a.m. (CST) for the following purposes:

     (1) To elect two directors (Class II) to serve a term of three years and until their successors have been duly elected and qualified.

     (2) To consider and act upon a proposal to approve the grant of incentive stock options to eligible employees under the Parker Drilling Company 1997 Stock Plan.

     (3) To ratify the selection of Coopers & Lybrand L.L.P., Two Warren Place, 6120 S. Yale, Tulsa, Oklahoma 74136, as independent accountants for the Company for its fiscal year 1998.

     (4) To transact such other business as may properly come before the meeting or at any adjournment thereof.

     Please consult the accompanying proxy statement for further information concerning the meeting, election of directors and other matters.

     The board of directors has fixed the close of business on November 4, 1997, as the Record Date for the Annual Meeting, and only holders of the Company's Common Stock of record at such time are entitled to notice of and to vote at the meeting or any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                            By Order of the Board of Directors,

                                            /s/ LESLIE D. ROSENCUTTER

                                            LESLIE D. ROSENCUTTER
                                            Corporate Secretary

Tulsa, Oklahoma
November 7, 1997

                            PARKER DRILLING COMPANY
                                PARKER BUILDING
                            EIGHT EAST THIRD STREET
                             TULSA, OKLAHOMA 74103
                         (PRINCIPAL EXECUTIVE OFFICES)

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 17, 1997

SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the board of directors of Parker Drilling Company (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, December 17, 1997 at 10:00 a.m. (CST), or at any adjournment thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting. The proxy statement and accompanying proxy card are being mailed to stockholders on or about November 7, 1997, to stockholders of record as of November 4, 1997, in order to give all stockholders the opportunity to be present or represented at the meeting. Only if a stockholder is represented by a proxy, or is present, can his or her shares be voted.

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting as directed therein. If the proxy card is signed and returned to the board of directors without direction, the proxy will be voted (a) FOR the election of the nominees named thereon as directors, (b) FOR the approval of the grant of incentive stock options to eligible employees under the Parker Drilling Company 1997 Stock Plan and (c) FOR the ratification of Coopers & Lybrand L.L.P. as independent accountants for the Company. A proxy executed in the form enclosed may be revoked by the person signing the same at any time before the authority thereby granted is exercised by giving written notice to the secretary of the Company at Eight East Third Street, Tulsa, Oklahoma 74103, or by attending the Annual Meeting and voting in person.

     The Company will pay the cost of soliciting proxies for the meeting. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. Proxies may be solicited by directors, officers or regular employees of the Company in person or by mail, courier, telephone or facsimile. The Company has retained Kissel-Blake Inc., 110 Wall Street, New York, New York 10005, to assist in the solicitation of proxies from brokers and nominees for a fee of approximately $7,000 plus expenses.

STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on November 4, 1997 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 76,685,892 shares of Common Stock, par value $.16 2/3 per share, of the Company. Each share is entitled to one vote. The Company has no other voting securities outstanding. In order to conduct business at the Annual Meeting, a quorum consisting of a majority of the issued and outstanding shares of common stock on the Record Date, represented either in person or by proxy, will be necessary. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the board of directors of the Company.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee, with withheld votes having the effect of a negative vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the ratification of the appointment of the independent auditor. With regard to the approval of the grant of incentive stock options to eligible employees under the Company's 1997 Stock Plan, a broker non-vote will have the effect of a broker negative vote. A plurality of the votes cast is required for the election of the directors and a majority of the votes cast is required for the ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company. A majority of the outstanding stock entitled to vote thereon is required for the approval of the grant of incentive stock options to eligible employees under the Parker Drilling Company 1997 Stock Plan.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The board is divided into three classes of directors. At each Annual Meeting of Stockholders, members of one of the classes, on a rotating basis, are elected for a term expiring at the third succeeding Annual Meeting of Stockholders and the election and qualification of their successors. The Class III and Class I Directors will serve until the Annual Meeting of Stockholders in 1998 and 1999, respectively, or until their successors are elected.

     The two directors comprising Class II have been nominated for election at the meeting for the term expiring at the 2000 Annual Meeting of Stockholders and the election and qualification of their successors. The persons designated by the board as nominees for election are Dr. Earnest F. Gloyna and Mr. Bernard J. Duroc-Danner. Both persons are currently directors, Dr. Gloyna having previously been elected by the stockholders and Mr. Duroc-Danner having been elected by the incumbent board in November 1996. Both nominees have advised the Company of their willingness to serve if elected.

     In the event that any vacancy shall occur by reason of the death or other unanticipated occurrence of the nominees for election as directors by the stockholders, the persons named as proxies on the enclosed proxy card have advised the board of directors that it is their intention to vote such proxy for such substitute nominee as may be proposed by the board of directors or vote to allow the vacancy created thereby to remain open until filled by the board. The enclosed proxy card can only be voted for the persons who are nominees for director, or for any substituted nominee that may be proposed by the board of directors, and cannot be voted for any additional nominees who may be proposed by a stockholder at the meeting.

     The name, age and principal occupation of the nominees for election as directors and each of the other directors whose term of office will continue after the meeting are set forth below. Unless otherwise indicated, such persons have held their respective principal occupations stated therein for more than five years. Also included for each director is the year in which he first became a director of the Company, his positions and offices with the Company, other directorships and certain other biographical information.

                  NOMINEES FOR DIRECTOR -- FOR TERM OF OFFICE
              EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

Earnest F. Gloyna         Dr. Gloyna is presently a chaired professor in Environmental
  Age 76                  Engineering at The University of Texas at Austin. He served as dean, College of Engineering, from April 1970 to August
                          1987. He is also a consultant in environmental engineering through Earnest F. Gloyna Enterprises, and is president of
                          Gloyna Properties, Inc. Dr. Gloyna serves as a member of the board of trustees of Southwest Research Institute, a
                          nonprofit research institute that does contract research
                          work for government and industry.
                          Director since 1978 -- Class II
Bernard J. Duroc-Danner   Mr. Duroc-Danner has been a director since November 1996. He
  Age 44                  has been president, chief executive officer and a director of EVI, Inc. ("EVI"), for more than five years. EVI is the former parent company of Mallard Bay Drilling, LLC, a
                          subsidiary acquired by the Company from EVI in November
                          1996. EVI is an international manufacturer and supplier of oilfield equipment. Mr. Duroc-Danner is also a director of
                          Dailey International, Inc., a provider of services and
                          equipment to the oil and gas industry.
                          Director since 1996 -- Class II

                  CONTINUING DIRECTORS -- WITH TERMS OF OFFICE
              EXPIRING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS

Robert L. Parker       Mr. Parker, chairman of the board, served as president of
  Age 74               the Company from 1954 until October 1977 when he was elected chief executive officer. Since December 1969 he has retained the position of chairman. He also serves on the board of
                       directors of MAPCO Inc., a diversified energy company;
                       Clayton Williams Energy, Inc., a company engaged in
                       exploration and production of oil and natural gas; BOK
                       Financial Corporation, a bank holding company organized
                       under the laws of the State of Oklahoma; and Norwest Bank
                       Texas, Kerrville, N.A., a diversified financial services
                       organization. He is the father of Robert L. Parker Jr.
                       Director since 1954 -- Class III
Robert L. Parker Jr.   Mr. Parker Jr., president and chief executive officer,
  Age 48               joined the Company in 1973 and was elected president and
                       chief operating officer in 1977 and chief executive officer in December 1991. He previously was elected a vice president in 1973 and executive vice president in 1976. He currently serves on the board of directors of Alaska Air Group, Inc., the holding company for Alaska Airlines and Horizon Air
                       Industries. He is the son of Robert L. Parker.
                       Director since 1973 -- Class III

                  CONTINUING DIRECTORS -- WITH TERM OF OFFICE
              EXPIRING AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

David L. Fist          Mr. Fist is a member of the law firm of Rosenstein, Fist &
  Age 66               Ringold, Tulsa, Oklahoma, having been associated with the
                       firm since 1955. He serves as a director of Peoples State
                       Bank and Alliance Business Investment Company, a federally licensed small business investment company.
                       Director since 1986 -- Class I
James W. Linn          Mr. Linn is executive vice president and chief operating
  Age 51               officer of the Company and has general charge of the
                       Company's business affairs and its officers. He joined the
                       Company in 1973 in the Company's international department.
                       He then served in the Company's domestic operations, being named northern U.S. district manager in 1976. He was elected vice president of U.S. and Canada operations in 1979, was
                       promoted to senior vice president in September 1981 and was elected to his present position in December 1991.
                       Director since 1986 -- Class I
R. Rudolph Reinfrank   Mr. Reinfrank has been a director since 1993. Since January
  Age 42               1, 1997, he has been managing general partner of Coldstream
                       Capital LLC, Los Angeles, California. From May 1993 through
                       December 1996, Mr. Reinfrank was a managing director of the
                       Davis Companies, the holding company for the Marvin Davis
                       family. From January 1, 1988 through June 30, 1993, Mr.
                       Reinfrank was executive vice president of Shamrock Holdings,
                       Inc., the holding company for the Roy E. Disney family. From
                       January 1990 through December 1992, Mr. Reinfrank also
                       served as managing director of Trefoil Investors, Inc. and
                       Shamrock Capital Advisors, Inc., the general partner and
                       management services company respectively, for Trefoil
                       Capital Investors, L.P.
                       Director since 1993 -- Class I

  PROPOSAL TWO -- APPROVE THE GRANT OF INCENTIVE STOCK OPTIONS PURSUANT TO THE
                    PARKER DRILLING COMPANY 1997 STOCK PLAN

     On May 13, 1997, the board of directors adopted the Parker Drilling Company 1997 Stock Plan (the "1997 Stock Plan"), a broad-based stock plan allowing awards to be made to substantially all Company employees and consultants. The 1997 Stock Plan became effective immediately upon adoption by the board, but options granted thereunder will only be exercisable upon listing of the underlying shares on the New York Stock Exchange ("NYSE"), which is expected to occur in the near future. The board of directors approved the 1997 Stock Plan pursuant to the recommendations of management and the compensation committee of the board of directors, based in part on the reports of an internationally recognized employee benefits consultant, which prepared a detailed analysis of the total compensation package of the executive officers of the Company compared to the executive officers of several peer companies. The reports concluded that the total compensation package of the top five executive officers was significantly less than the total compensation packages of the most highly compensated officers of several of the peer companies included in the independent analysis prepared for the Company, primarily in the area of stock-based incentive compensation. In addition, the committee determined that it is in the interest of the Company to substantially broaden the class of employees to whom stock-based compensation awards may be made. The board of directors believes that the adoption of this 1997 Stock Plan will not only increase the stock-based incentive compensation to competitive levels, but will also assist in better aligning the interests of the executive officers and other employees with its stockholders, and will enhance the ability of the Company to obtain and retain employees necessary for the efficient performance of the Company's operations. In the opinion of the board, the implementation of the 1997 Stock Plan will lead to increased shareholder value.

     The 1997 Stock Plan is a flexible plan which will provide the board with discretion to grant stock-based incentives to eligible employees and consultants as the board deems appropriate. It will permit the issuance of awards in a variety of forms, including: (i) non-qualified and incentive stock options for the purchase of common stock and (ii) restricted stock ("Restricted Stock"). The Company has no current intention to award Restricted Stock under the 1997 Stock Plan, but has included this option to allow flexibility in the event that the board of directors determines that changes in tax laws or accounting principles make granting Restricted Stock appropriate for the Company. Because the 1997 Stock Plan is broad-based, approval of the stockholders is not a requirement for public companies listed on the NYSE. Stockholder approval of the 1997 Stock Plan is sought only for the limited purpose of qualifying the 1997 Stock Plan under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to afford the Company and optionees certain Federal income tax benefits in connection with incentive stock option awards. See "Discussion of Federal Income Tax Consequences" below. The board of directors recommends that stockholders vote to approve the 1997 Stock Plan to qualify under Section 422 of the Code, which will allow the granting of incentive stock options.

     The following summary of certain features of the 1997 Stock Plan is qualified in its entirety by reference to the full text of the 1997 Stock Plan, which is set forth in the attached Exhibit "A".

GENERAL

     The purpose of the 1997 Stock Plan is to promote the overall financial objectives of the Company and its stockholders by (i) providing employees of, and consultants to, the Company who are in a position to contribute to the growth, management and success of the Company, with additional incentive to promote the success of the businesses of the Company and (ii) enabling the Company to attract and retain the services of employees and consultants upon whose judgment and effort the successful conduct of its operations is largely dependent. All decisions regarding awards under the 1997 Stock Plan will be made by the entire board of directors, which is composed of three employee and four non-employee directors.

     The 1997 Stock Plan provides for the grant of up to 4,000,000 shares of common stock (approximately 5% of the outstanding common stock). In the discretion of the board of directors, shares of common stock subject to an award under the 1997 Stock Plan that are forfeited, otherwise remain unissued upon termination of an award or are received by the Company in connection with exercise of an award shall become available for additional awards under the 1997 Stock Plan. In the event of a stock dividend, stock split, recapitalization, sale of substantially all of the assets of the Company, reorganization or other similar event, the board of directors will adjust the aggregate number of shares of common stock subject to the 1997 Stock Plan and the number, class and price of such shares subject to outstanding awards to reflect equitably the effects of such change. The Company is obligated to and intends to register shares of common stock issuable under the 1997 Stock Plan pursuant to the Securities Act of 1933 on a Form S-8.

     The board of directors may amend, modify or discontinue the 1997 Stock Plan at any time unless such amendment impairs the rights of a participant without the participant's consent. The board of directors may amend the terms of any award granted under the 1997 Stock Plan, subject to the consent of a participant if such amendment impairs the rights of such participant.

AWARDS UNDER THE 1997 STOCK PLAN

     Stock Options. The board of directors shall determine the number of shares of common stock subject to the options to be granted to each participant. The 1997 Stock Plan permits the board of directors to grant non-qualified stock options, incentive stock options or a combination thereof to the participants. None of the options granted under the 1997 Stock Plan will be treated as incentive stock options, however, unless the stockholders approve the 1997 Stock Plan to qualify under Section 422 of the Code. Only persons who on the date of the grant are employees of the Company or any subsidiary of the Company may be granted options which qualify (under Code section 422) as incentive stock options. The aggregate fair market value of the Common Stock (as determined on the grant date) with respect to which incentive stock options are exercisable for the first time in any calendar year may not exceed $100,000. Options granted under the 1997 Stock Plan will provide for the purchase of common stock at prices determined by the board of directors, but in no event less than the par value of a share of Common Stock on the date of grant and 100% of the fair market value on the date of grant if in the form of incentive stock options. No incentive stock option shall be exercisable later than the tenth anniversary date after its grant. No incentive stock option shall be granted later than the tenth anniversary date of the adoption of the 1997 Stock Plan.

     Options granted under the 1997 Stock Plan shall be exercisable at such times and subject to such terms and conditions as set forth in the 1997 Stock Plan and as the board of directors shall determine or provide in an option agreement. Except as otherwise provided in any option agreement, options may only be transferred pursuant to a domestic relations order or under the laws of descent and distribution, and all options shall be exercisable during the participant's lifetime only by the participant. The option exercise price is payable by the participant (i) in cash, (ii) in shares of common stock held by the participant, his executor, administrator, or assignee, and having an aggregate fair market value, as determined as of the close of business on the day prior to the day on which such option is exercised, equal to the option price, (iii) if permitted by the board of directors, a promissory note in the amount of the option price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the board of directors may determine, including without limitation the right to repay the note partially or wholly with common stock, (iv) if authorized by the board of directors, by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all common stock acquired through such exercise and any tax withholding obligations resulting from such exercise, (v) if authorized by the board of directors, by the withholding by the Company, pursuant to a written election delivered by the participant, his executor, administrator, or assignee, on or prior to the date of exercise, from the shares of common stock issuable upon any exercise of the option that number of shares having a fair market value as of the close of business on the day prior to the day on which such option is exercised equal to such option price, (vi) by constructive delivery ("attestation") of shares of common stock held by the participant, his executor, administrator, or assignee, and having an aggregate fair market value, as determined as of the close of business on the day of exercise, equal to the option price effected through providing the Company with a notarized statement on or before the day of exercise attesting to the number of shares owned by the participant, his executor, administrator, or assignee, that will serve as the option price payment shares, or (vii) as authorized by the board of directors, by a combination of such methods. If a participant voluntarily ceases to be an employee of the Company (other than due to cause), all of his outstanding options shall terminate, except that to the extent such options are then exercisable by their own terms or the board accelerates the vesting thereof, such options may be exercised for the shorter of their remaining terms or five years after the termination of employment.

     Restricted Stock. The board of directors in its discretion shall determine the persons, if any, to whom Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each participant, the periods for which Restricted Stock is restricted, and any other restrictions to which Restricted Stock is subject. The board of directors may condition the award of Restricted Stock on such performance goals and other criteria as it may determine. The terms and conditions of the Restricted Stock shall be confirmed in and subject to an agreement between the Company and the participant. During the restriction period, the certificates evidencing the Restricted Stock will be held by the Company. During the restriction period, with limited exceptions, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than the foregoing restrictions, the participant shall have all the rights of a holder of common stock. If a participant's employment terminates during the restriction period due to death or disability, the restrictions on the Restricted Stock shall lapse.

                            1997 STOCK PLAN BENEFITS

     The following table provides a description of the options that have been granted under the 1997 Stock Plan. All of the options listed below were granted on May 13, 1997, at an exercise price of $8.875 per share, which was the closing price of the Company's stock on said date.

                    PARKER DRILLING COMPANY 1997 STOCK PLAN

                  NAME AND POSITION                     DOLLAR VALUE*    NUMBER OF SHARES**
                  -----------------                     -------------    ------------------
Robert L. Parker Jr, CEO..............................   $1,035,120           240,000
Robert L. Parker, Chairman............................   $  690,080           160,000
James W. Linn, EVP & COO..............................   $  517,560           120,000
James J. Davis, SVP & CFO.............................   $  517,560           120,000
Thomas L. Wingerter, VP...............................   $  172,520            40,000
All Executive Officers................................   $3,967,960           920,000
Non-Executive Officers................................   $  776,340           180,000
Employee Group........................................   $3,019,100           700,000

---------------

 * Computed by multiplying the number of shares times the difference between the August 31, 1997 closing market price of $13.188 and exercise price of $8.875.

** Certain of such options were designated as incentive stock options at the time of grant. However, if stockholders do not approve the 1997 Stock Plan to qualify under Section 422 of the Code, all of such options will be treated as non-qualified options for Federal income tax purposes.

CHANGES IN CONTROL

     Upon the occurrence of a Change in Control (as defined in the 1997 Stock
Plan), the following shall occur: (i) all unexercised stock options shall become immediately exercisable, and (ii) all restrictions on the Restricted Stock shall lapse. In addition, after the Change in Control the Company may require such a participant to surrender all or part of the participant's outstanding vested options and receive in cash from the Company the following amount for each option: (i) the excess of the Change in Control Price over the exercise price of the option, multiplied by (ii) the number of shares of common stock subject to the option.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

     The following summary of tax consequences with respect to the awards under the 1997 Stock Plan is not comprehensive and is based upon laws and regulations in effect on October 31, 1997. Such laws and regulations are subject to change.

     Stock Options. There are generally no Federal income tax consequences either to the optionee or to the Company upon the grant of a stock option. On exercise of an incentive stock option the optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company. The disposition of shares acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

     Restricted Stock. A participant who is granted Restricted Stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares granted shall be taxed as capital gains (or loss) upon a subsequent sale of the shares. However, if the participant does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire, except in the case of persons subject to Section 16(b) of the Securities Exchange Act of 1934, in which case the fair market value will be determined at the later of (i) six months after the date on which the Restricted Stock was granted or (ii) the date of the expiration of the restrictions. Unless a participant makes a Section 83(b) Election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to the Company. The Company is entitled to an income deduction for any compensation income taxed to the participant, subject to the Section 162(m) limitation on the deductibility of non-performance based compensation in excess of $1,000,000 to the Named Executive Officers.

     In the event any payments or rights accruing to a participant upon a Change in Control, or any other payments awarded under the 1997 Stock Plan, constitute "parachute payments" under Section 280G of the Code, depending upon the amount of such payments accruing and the other income of the participant from the Company, the participant may be subject to an excise tax (in addition to ordinary income tax) and the Company may be disallowed a deduction for the amount of the actual payment.

             PROPOSAL THREE -- SELECTION OF INDEPENDENT ACCOUNTANTS

     The board of directors has unanimously selected Coopers & Lybrand L.L.P. as the independent accountants for the Company for its 1998 fiscal year subject to ratification or rejection by the stockholders at the Annual Meeting. Recently, Coopers & Lybrand L.L.P. and Price Waterhouse LLP have announced plans to merge their practices, subject to regulatory approval and the approval of their respective partners. If the stockholders ratify the board of directors' selection of Coopers & Lybrand L.L.P., then such ratification will be deemed to extend to the merged firm. A representative of Coopers & Lybrand L.L.P. will attend the forthcoming Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

                           PRINCIPAL STOCKHOLDERS AND

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning beneficial ownership of the Company's common stock as of November 4, 1997, by (a) all persons known by the Company to be beneficial owners of more than five percent (5%) of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Executive Compensation table, and (d) all directors and executive officers as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                                     COMMON STOCK
                                                                BENEFICIALLY OWNED(1)
                                                              --------------------------
                          NAME OF                             NUMBER OF       PERCENT OF
                      BENEFICIAL OWNER                          SHARES          CLASS
                      ----------------                        ----------      ----------
The Equitable Companies Incorporated........................  14,731,169(2)      19.1%
Robert L. Parker............................................   4,297,175(3)       5.6%
Robert L. Parker Jr.........................................     994,816(4)         *
James W. Linn...............................................     669,716(5)         *
James J. Davis..............................................     463,869(6)         *
Thomas L. Wingerter.........................................     217,895(7)         *
Earnest F. Gloyna...........................................      54,800(8)         *
R. Rudolph Reinfrank........................................      49,000(9)         *
David L. Fist...............................................      45,600(10)        *
Bernard J. Duroc-Danner.....................................      35,000(11)        *
All directors and all executive officers as a Group (16
  persons)..................................................   7,497,284(12)      9.7%

---------------

  *  Less than one percent

 (1) Unless otherwise indicated, all shares are directly held with sole voting and investment power. Additionally, there are no voting or investment powers over shares which are represented by presently exercisable stock options.

 (2) Based on information obtained from The Equitable Companies Incorporated as of September 30, 1997, 14,731,169 shares were beneficially owned by subsidiaries of The Equitable Companies Incorporated, 787 Seventh Avenue, New York, NY 10019. The Equitable Life Assurance Society of the United States, Alliance Capital Management L.P. and Donaldson, Lufkin & Jenrette Securities Corporation beneficially owned 5,550,000, 9,122,300 and 58,869 shares respectively, each having sole voting and dispositive power.

 (3) Includes 67,200 shares owned by Mr. Parker's spouse, as to which shares Mr. Parker disclaims any beneficial ownership and has no voting control, 3,796,045 shares held by the Robert L. Parker Trust, over which Mr. Parker has sole voting control and shared dispositive power, options to purchase 240,000 shares under the 1994 Executive Stock Option Plan and options to purchase 160,000 shares under the 1997 Stock Plan.

 (4) Includes 5,760 shares held as trustee for Mr. Parker Jr.'s nieces, as to which he disclaims any beneficial ownership, 38,080 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan over which Mr. Parker Jr. has voting control only, options to purchase 526,000 shares under the 1994 Executive Stock Option Plan and options to purchase 240,000 shares under the 1997 Stock Plan.

 (5) Includes 28,560 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan over which Mr. Linn has voting control only, options to purchase 304,000 shares under the 1994 Executive Stock Option Plan and options to purchase 120,000 shares under the 1997 Stock Plan.

 (6) Includes 15,300 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan for which Mr. Davis has voting control, 22,000 shares held by Mr. Davis' spouse in a trust over which she is trustee only, options to purchase 247,000 shares under the 1994 Executive Stock Option Plan and options to purchase 120,000 shares under the 1997 Stock Plan.

 (7) Includes 15,300 unvested shares granted pursuant to the Company's 1991 Stock Grant Plan over which Mr. Wingerter has voting control only, options to purchase 127,000 shares under the 1994 Executive Stock Option Plan and options to purchase 40,000 shares under the 1997 Stock Plan.

 (8) Includes 2,000 shares held in trust by Dr. Gloyna's spouse, as to which Dr. Gloyna disclaims beneficial ownership and options to purchase 45,000 shares.

 (9) Includes options to purchase 45,000 shares.

(10) Includes options to purchase 45,000 shares.

(11) Includes options to purchase 35,000 shares.

(12) This number of shares includes the total number of shares which may be acquired pursuant to the exercise of options by the directors and executive officers.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation for services rendered in all capacities to the Company by the chief executive officer and the four next most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for each of the three fiscal years ended August 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                          ANNUAL COMPENSATION                    COMPENSATION AWARDS
                              --------------------------------------------   ---------------------------
                                                                                              SECURITIES
                                                              OTHER            RESTRICTED     UNDERLYING
      NAME AND                                                ANNUAL             STOCK         OPTIONS/       ALL OTHER
 PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)(2)   AWARD(S)($)(3)    SARS(#)     COMPENSATION($)
 ------------------    ----   ------------   --------   ------------------   --------------   ----------   ---------------
Robert L. Parker Jr.   1997     $511,500     $100,000             --                  --       600,000        $ 10,396(4)(9)
  President and Chief  1996     $476,583     $80,000              --                  --            --        $ 12,283
  Executive Officer    1995     $476,500     $80,000              --            $166,600       166,000        $  8,582
Robert L. Parker       1997     $461,500          --         $96,975                  --       400,000        $361,710(5)(9)
  Chairman             1996     $447,417          --         $81,660                  --            --        $382,249
                       1995     $476,500          --         $94,111                  --            --        $440,761
James W. Linn          1997     $316,167     $75,000              --                  --       300,000        $  8,607(6)(9)
  Executive Vice       1996     $269,417     $50,000              --                  --            --        $  9,974
  President and        1995     $263,500     $45,000              --            $124,950       124,000        $  8,845
  Chief Operating
  Officer
James J. Davis         1997     $200,667     $65,000              --                  --       300,000        $  8,167(7)(9)
  Sr. Vice
    President --       1996     $189,833     $40,000              --                  --            --        $  9,544
  Finance and          1995     $184,000     $40,000              --            $ 66,938        67,000        $  8,305
  Chief Financial
  Officer
Thomas L. Wingerter    1997     $126,133     $25,000              --                  --       100,000        $  6,819(8)(9)
  Vice President --    1996     $120,717     $25,000              --                  --            --        $  8,110
  US Operations        1995     $114,467     $25,000              --            $ 66,938        67,000        $  5,361

---------------

(1) For each of the employed directors, includes director's fees of $24,500, $12,500 and $14,500 for fiscal years 1997, 1996 and 1995, respectively.

(2) No compensation was received by the Named Executive Officers which requires disclosure in this column except for Mr. Parker whose Other Annual Compensation in 1997 includes $42,805 for tax preparation and $47,470 for salaries to employees who work jointly for the Company and the Robert L. Parker Trust.

(3) These shares were granted January 11, 1995 under the Company's 1991 Stock Grant Plan with a vesting schedule of 33% on January 5, 1996; 33% on January 3, 1997; and 34% on January 5, 1998. The Company is required to use the closing price of its common stock on the date of grant (i.e. $4.375 on January 11, 1995) in calculating the value of the stock reported in this column. As of August 31, 1997, Messrs. Parker Jr., Linn, Davis and Wingerter held 38,080, 28,560, 15,300 and 15,300 unvested shares respectively, with the market value thereof on August 31, 1997, being $152,180, $376,635, $201,769 and $201,769, respectively. Dividends are paid on these shares if and to the extent dividends are paid on the Company's outstanding common stock.

(4) Mr. Parker Jr.'s All Other Compensation for 1997 is comprised of Company matching contributions to its 401(k) plan of $4,650, $349 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $5,397 representing the present value of the benefit of the non-term portion of that premium.

(5) Mr. Parker's All Other Compensation for 1997 is comprised of Company matching contributions to its 401(k) plan of $4,650, $40,588 representing the full dollar value of the term portion of a Company-paid premium for a split dollar life insurance policy and $316,472 representing the present value of the non-term portion of that premium. See "Certain Relationships and Related Transactions" on page 17.

(6) Mr. Linn's All Other Compensation for 1997 is comprised of Company matching contributions to its 401(k) plan of $4,650, $258 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $3,699 representing the present value of the benefit of the non-term portion of that premium.

(7) Mr. Davis' All Other Compensation for 1997 is comprised of Company matching contributions to its 401(k) plan of $4,650, $208 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $3,309 representing the present value of the benefit of the non-term portion of that premium.

(8) Mr. Wingerter's All Other Compensation for 1997 is comprised of Company matching contributions to its 401(k) plan of $4,300, $155 representing the full dollar value of the term portion of a Company paid premium for a split dollar life insurance policy and $2,364 representing the present value of the benefit of the non-term portion of that premium.

(9) The present value of the benefit of the non-term portion of the split dollar life insurance policies was determined by calculating the present value of interest at risk on future premiums to be paid by the Company, assuming an interest crediting rate of 8% plus the present value of past premiums paid by the Company, assuming an interest credit rating of 8%. The present value of the benefit of the non-term portion of an additional split dollar life insurance policy for Robert L. Parker was determined by multiplying the following factors: the non-term portion of the premium, an assumed interest crediting rate of 8 percent, 10 years (which is the number of years at which point the cash surrender value exceeds the total of premiums paid by the Company) and 8 percent (net present value).

                     OPTION/SAR GRANTS IN FISCAL YEAR 1997

     The following table provides information on the options granted to the Named Executive Officers in 1997 under the 1994 Executive Stock Option Plan and under the new 1997 Stock Plan and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year compounded over the ten-year life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock. See Table under Proposal Two above for separate current dollar values of the 1997 grants under the new 1997 Stock Plan.

                                                INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                            ---------------------------------------------------------      VALUE AT ASSUMED
                            NUMBER OF      PERCENT OF                                    ANNUAL RATES OF STOCK
                            SECURITIES   TOTAL OPTIONS                                  PRICE APPRECIATION FOR
                            UNDERLYING     GRANTED TO                                       OPTION TERM(B)
                             OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   -----------------------   GRANT DATE
           NAME              GRANTED     FISCAL YEAR(A)     PER SHARE         DATE          5%          10%        VALUE(C)
           ----             ----------   --------------   --------------   ----------   ----------   ----------   ----------
Robert L. Parker Jr........  600,000           18%            $8.875         5/13/07    $3,348,600   $8,486,400   $2,607,096
Robert L. Parker...........  400,000           12%            $8.875         5/13/07    $2,232,400   $5,657,600   $1,738,064
James W. Linn..............  300,000            9%            $8.875         5/13/07    $1,674,300   $4,243,200   $1,303,548
James J. Davis.............  300,000            9%            $8.875         5/13/07    $1,674,300   $4,243,200   $1,303,548
Thomas L. Wingerter........  100,000            3%            $8.875         5/13/07    $  558,100   $1,414,400   $  434,516

---------------

(a) Based on the total number of options granted to employees under the 1994 Executive Stock Option Plan and the 1997 Stock Plan during 1997.

(b) Calculated over a ten-year period, which is equal to the maximum term of the options.

(c) Calculated using the Black-Scholes option pricing model, based on the Company's current dividend policy, volatility based on stock price data over the five years preceding the option grants (39.1%) and a risk-free interest rate (6.51%), which equaled, at the time of the option grants, the yield on U.S. Treasury Strips with a time to maturity that approximates the six-year estimated average life of the options. The result is a Black-Scholes option value of $4.35 per share. The Company does not believe the values estimated by this model, or any other model, necessarily will be indicative of the values to be realized by an executive.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1997
                   AND FISCAL YEAR-END 1997 OPTION/SAR VALUES

     The following table provides information on the Named Executive Officers' unexercised options at August 31, 1997. All options granted in prior fiscal years are fully exercisable and all options granted in fiscal 1997 under the 1994 Executive Stock Option Plan and under the 1997 Stock Plan are exercisable as described below in the "Compensation Committee Report on Executive Compensation". None of the Named Executive Officers exercised any options during fiscal year 1997 and no stock appreciation rights have been granted since the inception of the 1994 Executive Stock Option Plan, nor are any allowable under the 1997 Stock Plan.

                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS/
                                    OPTIONS/SAR'S AT AUGUST 31,         SAR'S AT AUGUST 31,
                                              1997(#)                        1997($)(1)
                                    ----------------------------    ----------------------------
              NAME                  EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
              ----                  -----------    -------------    -----------    -------------
Robert L. Parker Jr..............     286,000         480,000       $1,959,768      $2,070,240
Robert L. Parker.................      80,000         320,000       $  345,040      $1,380,160
James W. Linn....................     184,000         240,000       $1,336,092      $1,035,120
James J. Davis...................     127,000         240,000       $  840,876      $1,035,120
Thomas L. Wingerter..............      87,000          80,000       $  374,970      $  344,800

---------------

(1) The value per option is calculated by subtracting the exercise price of each option ($4.50 for previous awards under the 1994 Plan and $8.875 for all awards in 1997 under the 1994 and the 1997 Plans) from the $13.188 closing price of the Company's common stock on the New York Stock Exchange on August 31, 1997.

               MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD

     The full board of directors met twelve times during fiscal year 1997. The committees of the board consist of an audit committee and a compensation committee. The board does not have a nominating committee. All directors attended each meeting of the board and committees on which they served, with the exception of five directors who were each unable to attend one of the twelve board meetings at different times and one director who was unable to attend two of the twelve board meetings.

     The audit committee was comprised of Dr. Gloyna and Mr. Fist. In fiscal year 1997, the audit committee met two times for the purpose of reviewing the internal and external audit policies and procedures, reviewing and discussing with the independent auditors the scope and results of their audit, reviewing past audits, meeting with a new internal audit manager to discuss future audit policy and inquiring into financial, legal and other relevant matters.

     The compensation committee was comprised of Messrs. Fist and Reinfrank. During fiscal year 1997, the compensation committee convened two times for the purpose of reviewing executive and overall employee compensation and management recommendations for employee participation in the Company's equity compensation plans and discussing future compensation policies.

     The Company compensated all directors at a rate of $2,000 per board meeting during fiscal year 1997 and awarded each of the directors $500 as a holiday bonus. In addition, committee members received $1,000 for each meeting. Directors who are not full-time employees of the Company also receive an annual retainer of $7,000 per year. Compensation for employee directors is included in the salary column of the Summary Compensation Table herein. On January 2, 1997, each non-employee director was issued an option to purchase 5,000 shares of common stock at a purchase price equal to the fair market value per share of the common stock on such date, $9.3125. On May 13, 1997, each of the non-employee directors was awarded options to purchase 30,000 shares of common stock, 20% of said options vesting immediately and the remaining options vesting on the four succeeding anniversary dates at the rate of 20% per year, at a purchase price of $8.875 per share, which was the closing price of the Common Stock on such date.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During fiscal year 1997 the compensation committee of the board of directors was comprised of two outside directors, Mr. David Fist and Mr. R. Rudolph Reinfrank. The committee convened two times during the year to review executive and overall employee compensation and management recommendations for employee participation in the Company's equity compensation plans and to discuss future compensation policies.

COMPENSATION GUIDELINES

     The committee has established guidelines to attract, motivate and retain a talented executive team, whose performance is essential to the long-term maximization of the value of the stockholders' investments. In pursuit of this objective, the committee has set forth the following guidelines:

          (1) Attract and retain talented executive officers and key employees who have the ability to manage the Company in a manner that results in maximization of shareholder value and long-term growth. In this regard, the committee recommends base compensation that is comparable to those of peer companies with similar business operations.

          (2) Provide cash compensation commensurate to the executive officer's or key employee's individual contributions and level of responsibility which results in improving stockholder value.

          (3) Compensate executive officers and employees for exceptional performance with regard to the business performance of the Company.

          (4) Utilize stock options to motivate executive officers and other employees toward effective management of the Company's operations that produces long-term profitability.

     Due to the recent diversification of the Company into barge and offshore drilling and rental tools, the committee retained the services of an internationally recognized employee benefits consultant organization to provide a comprehensive analysis of the compensation of the top five executive officers of the Company in comparison with a peer group consisting of: Nabors Industries, Rowan Companies, Inc., Noble Drilling Corp., Helmerich & Payne, Pool Energy Services, Pride International, Inc. and Falcon Drilling. These companies were chosen because they have drilling operations most similar to the Company with respect to equipment, areas of operation and customer base. The report of the outside consultant firm analyzed the "fixed annual pay", the variable pay such as bonuses and stock options and the total direct compensation of the Company's top five executive officers individually and as a group, and compared this information to the total cash and stock based compensation of the top five executive officers of the peer companies. The outside consultant also prepared and submitted reports on compensation (including cash, stock and non-cash benefits) for middle managers and certain operating positions in comparison with peer companies.

     The committee also compared the Company's financial performance and cumulative stockholder returns to those of the peer companies, as well as to the indices on the Company's performance graph. In addition, each executive officer's and key employee's performance was reviewed by his or her immediate supervisor which was the basis of management's recommendations as to compensation adjustments considered by the Committee. No specific formulas based on performance were used in determining executive officers' and key employees' compensation and some subjectivity was involved in the evaluation.

     The committee next addressed the issue of cash compensation for 1997. Based on the contribution of the executive officers and certain key employees to the successful completion of the acquisitions of Mallard Bay Drilling and Quail Tools as well as their contributions in connection with the pending acquisition of Hercules Offshore Corporation, and the performance of said persons in assimilating the operations of the acquired companies into the Company, the committee agreed with management's recommendation to increase the cash compensation of the executive officers and certain key employees an average of 10% for 1997 and to establish a guideline of 5% for salary increases for all other employees.

     In evaluating the equity participation of the executive officers and the key employees to their counterparts at the peer companies, the committee utilized the data presented in the outside consultant's report and reviewed the individual contributions of said executive officers and key employees to the business under the above guidelines. After completing this evaluation process and taking into account the current stock ownership and options of said persons including the most recent grants and awards made in 1994, the committee concurred with management that the existing 1994 Executive Stock Option Plan was insufficient to provide competitive equity incentives to the executive officers and is not sufficiently broad-based to allow for grants to all employees who are in a position to contribute to the growth, management and success of the Company. As a result, the committee concurred with management regarding the adoption of a new broad-based stock plan to allow for option grants not only to the executive officers, but also to all employees who are in a position to contribute to the growth, management and success of the Company. Pursuant to the existing 1994 Executive Stock Option Plan and the new 1997 Stock Plan, the committee adopted management's recommendations to grant the following stock options to officers and employees during fiscal year 1997:

                                                        NUMBER OF OPTIONS               NUMBER OF OPTIONS
                                                         GRANTED IN 1997                 GRANTED IN 1997
                                                       UNDER 1994 EXECUTIVE                 UNDER 1997
                                                            STOCK PLAN                      STOCK PLAN
                                                   ----------------------------    ----------------------------
                      NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                      ----                         -----------    -------------    -----------    -------------
Named Executive Officers (from Summary
  Compensation Table)............................    340,000(1)      640,000(1)            0         680,000(2)
Executive Officer Group..........................    416,666(1)      833,334(1)       20,000(2)      900,000(2)
Non-Executive Officers...........................     90,000(1)      180,000(1)            0         180,000(2)
Employee Group...................................          0               0         140,000         560,000(3)

---------------

(1) 33% of the grants to officers under the 1994 Executive Stock Option Plan vested on May 13, 1997, 33% will vest on May 13, 1998 and 34% will vest on May 13, 1999. See table under "Option/SAR Grants in fiscal year 1997" in previous section for grants to each Named Executive Officer in the Executive Compensation Table.

(2) For those executive officers receiving grants in 1997 under the 1994 Executive Stock Option Plan, 50% of the grants to these officers under the 1997 Stock Plan will vest on May 13, 2000 and 50% will vest on May 13, 2001. For those executive officers who did not receive any option grants in 1997 under the 1994 Executive Stock Option Plan, 20% of the grants to these officers under the 1997 Stock Plan vested on May 13, 1997, with the remaining 80% vesting in equal portions over the next four anniversary dates.

(3) 20% of these grants vested on May 13, 1997, with the remaining 80% vesting in equal portions over the next four anniversary dates.

The committee also directed management to provide guidelines for awarding stock grants and incentive bonuses to other employees based on a combination of objective criteria and subjective considerations, with the intent of implementing further option grants and incentive bonuses during the ensuing year.

     The committee also relied upon the employee benefit consultant's report which provided information on how outside directors were being compensated in peer companies. Based on this information, the committee agreed that the options granted to the outside directors should be increased to bring them more in line with those of the Company's peer companies. Based on this analysis, the following options were granted to the outside directors during fiscal year 1997:

                                                                NUMBER OF OPTIONS GRANTED
                                                                 IN 1997 UNDER 1994 NON-
                                                                 EMPLOYEE DIRECTOR STOCK
                                                                       OPTION PLAN
                                                              -----------------------------
                            NAME                              EXERCISABLE   NON-EXERCISABLE
                            ----                              -----------   ---------------
Earnest F. Gloyna...........................................    11,000          24,000
David L. Fist...............................................    11,000          24,000
R. Rudolph Reinfrank........................................    11,000          24,000
Bernard J. Duroc-Danner.....................................    11,000          24,000

     All options granted in fiscal 1997 were granted with exercise prices equal to 100% of fair market value of the Common Stock at the date of grant.

CHIEF EXECUTIVE OFFICER

     Robert L. Parker Jr. serves as the chief executive officer of the Company. The committee reviewed Mr. Parker's base salary, bonus and participation in the 1991 Stock Grant Plan and the 1994 Executive Stock Option Plan for fiscal years 1994, 1995 and 1996 and compared those to the corresponding remuneration figures for the chief executive officers of the peer companies in the report of the outside benefits' consultant. It was determined that while Mr. Parker's cash compensation was more than four of the chief executive officers in the peer group and less than three other chief executive officers in the peer group, his stock-based incentive compensation was significantly lower than the median stock-based compensation for the chief executive officers of the peer group. In addition, the committee reviewed the financial performance and cumulative total return to stockholders of the peer companies and compared those results to the financial performance and cumulative total return to stockholders of the Company. The committee noted Mr. Parker's personal performance over the past 12 months, including the dramatic increase in the size of the Company through recent acquisitions, new business developments and strategic planning, increased revenue and earnings, as well as his continued excellent reputation and contacts in the drilling industry. No specific formula based on performance was used and some subjectivity was involved. Based on its evaluation of these factors, the committee recommended that Mr. Parker's equity participation should be increased by the grant of additional stock options under the 1994 Executive Stock Option Plan and the 1997 Stock Plan. (See tables in previous sections for amount of grants under each plan.)

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code imposes a limitation on the deductibility of certain executive officer compensation in excess of $1,000,000 subject to certain performance-related exceptions (which must be conditioned on stockholder approval). The compensation committee has not yet adopted a formal policy with respect to qualifying compensation paid to its executive officers for an exemption from the limitation on deductibility imposed by Section 162(m). The compensation committee anticipates that all compensation paid to its executive officers during 1997, including any compensation relating to exercises of options granted under the 1994 Executive Stock Option Plan will qualify for deductibility because no executive's compensation is expected to exceed the dollar limitations of Section 162(m). The compensation committee noted that the 1994 Executive Stock Option Plan was previously approved by stockholders and certain other conditions were satisfied and all compensation relating to stock options awarded under said Plan is deductible.

     With respect to options granted under the 1997 Stock Plan, the approval of which for purposes of Section 422 of the Code is being sought at the Annual Meeting, the compensation committee considered the impact of delaying awards to certain employees under the 1997 Stock Plan until stockholder approval could be obtained to ensure that all amounts earned with respect to such awards would be deductible under Section 162(m); however, the compensation committee concluded that competitive factors relative to the executives' equity-based compensation overrode any potential tax benefits which the Company might lose under Section 162(m) and determined to make awards made in 1997 effective as of their grant date.

THE COMPENSATION COMMITTEE

Mr. David L. Fist, Chairman -- Mr. R. Rudolph Reinfrank

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. David L. Fist, a director of the Company and chairman of the compensation committee, is a lawyer with Rosenstein, Fist & Ringold, Tulsa, Oklahoma, a professional legal services corporation, which provides legal services for the Company. The fees paid by the Company to this firm constituted less than five percent of the firm's gross revenues during the latest fiscal year.

PERFORMANCE GRAPH

     The following performance graph compares cumulative total stockholder returns on the Company's common stock compared to the Standard and Poor's Mid-Cap 400 Index and a Peer Group Index consisting of Nabors Industries, Rowan Companies, Inc., Noble Drilling Corp., Helmerich & Payne, Pool Energy Services, Pride International, Inc. and Falcon Drilling, calculated at the end of each fiscal year, August 31, 1993 through August 31, 1997. The composition of companies that comprise the Peer Group Index was increased based on the diversification of the Company during the last year to enable comparisons with peer companies whose operations and business most closely resemble that of the Company. The graph assumes $100 was invested on August 31, 1992 in the Company's common stock and in each of the referenced indices and assumes reinvestment of dividends.

                                   [GRAPH]

        Measurement Period
      (Fiscal Year Covered)          Parker Drilling    S&P Midcap 400       Peer Group
1992                                              100                100                100
1993                                              118                122                151
1994                                               90                125                110
1995                                               92                148                132
1996                                              114                163                202
1997                                              215                371                417

SEVERANCE COMPENSATION AND CONSULTING AGREEMENTS

     Each officer named in the Summary Compensation Table and 13 additional officers of the Company have entered into Severance Compensation and Consulting Agreements (the "Agreements") with the Company. Each Agreement has a six year term but is automatically extended on a year to year basis thereafter unless terminated or unless a change in control occurs, in which case the Agreements will remain in effect until no more benefits are payable thereunder.

     A change in control (as defined in the Agreements) shall be deemed to have occurred if (a) any Person, as such term is defined in Section 13(d)(3) or 14(d)(7) of the Securities Exchange Act of 1934 (the " '34 Act") becomes the beneficial owner (as defined in Rule 13d-3 of the '34 Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), in either case, unless the board in office immediately prior to such acquisition determines in writing within five business days of the receipt of actual notice of such acquisition that the circumstances do not warrant the implementation of the provisions of the Agreements, or (b) individuals who, as of the beginning of any 24 month period, constitute the board (the

"Incumbent Board") cease for any reason to constitute at least a majority of the board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the '34 Act) or (c) consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all, or substantially all, of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be or (d) consummation of (i) a complete liquidation or dissolution of the Company or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition. Notwithstanding any other provision of the Agreements, no change in control shall be deemed to have occurred for purposes of the Agreements after the date of the initial change in control pursuant to these provisions.

     After a change in control, if an officer is terminated other than for cause or resigns for good reason, the Agreements provide for a lump sum payment of three times the annual cash compensation, a one year consulting agreement at the officer's annual cash compensation and extended life and health benefits for four years.

     "Cause" is defined in each of the Agreements to include the officer's willful and continued failure substantially to perform his duties with the Company after a written demand for substantial performance is delivered to the officer by the Company's board of directors which specifically identifies the manner in which the board of directors believes that the officer has not substantially performed his duties or the officer's willful engagement in conduct materially and demonstrably injurious to the Company.

     "Good reason", as defined in each of the Agreements, includes: the assignment of duties inconsistent with, or any diminution of, the officer's position, duties, titles, offices, responsibilities or status with the Company immediately prior to a change in control of the Company; a reduction by the Company in the officer's base salary; any failure by the Company to continue in effect or the taking of any action which would adversely affect the officer's participation in any benefit plan, incentive or bonus plan or stock plans in which the officer is participating at the time of a change in control; a relocation of the executive offices or the officer's required relocation in excess of 35 miles from the present location; a substantial increase in business travel requirements; any material breach by the Company of any provision of the Agreements; any failure by the Company to obtain the assumption of the Agreements by any successor or assign of the Company; or any purported termination of the officer's employment which is not effected pursuant to the Agreements.

     Subsequent to the execution of the Agreements, there have been no events of change in control that would trigger the payment of any benefits under the Agreements in the event of the termination of employment of the signatories thereto.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own greater than 10 percent of a registered class of the

Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of the forms it has received, the Company believes that during 1997 all Section 16 filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with by such persons with the exception that the Form 3 filing for Mr. Bernard Duroc-Danner that was due within ten days of his being elected a director of the Company was 19 days late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     An insurance premium totaling $200,225 was paid by the Company during the last fiscal year to maintain a life insurance policy on Robert L. Parker, chairman of the Company. The Company is the beneficiary of this policy which was issued pursuant to a Stock Purchase Agreement ("Agreement") approved by vote of the stockholders at the 1975 Annual Meeting on December 10, 1975. This Agreement was entered into between the Company and the Robert L. Parker Trust and originally provided that upon the death of Robert L. Parker, the Company would be required, at the option of the trust, to purchase from the trust at a discounted price the amount of Company common stock which could be purchased with the proceeds of the policy of $7,000,000. The Company and the trust have modified this Agreement as of August 3, 1994, so that the Company will have the option, but not the obligation, to purchase the stock at a discounted price with the proceeds. The Company may now, at its option, retain the entire proceeds of the policy upon the death of Robert L. Parker. Recently, the Company decided to cash-out this policy, which will result in the Company receiving the cash surrender value of this policy of $2,009,000, which will be used for general corporate purposes.

     As a part of the agreement to terminate the option held by the trust and to grant the Company a limited option to purchase stock at a discounted price, the Company has also agreed to pay a premium of $655,019 annually for a split dollar last-to-die life insurance policy on Robert L. Parker Sr. and Mrs. Robert L. Parker. Upon the deaths of Mr. Parker and Mrs. Parker, the Company will be reimbursed by the Robert L. Parker Sr. and Catherine M. Parker Family Trust from the proceeds of the policy for the full amount of the premiums paid by the Company, with interest to be paid after fiscal year 1999 at a one-year treasury bill rate. Robert L. Parker Sr. and the Company agreed on or about October 15, 1996, that the Company would cash surrender a $500,000 Executive Life policy on his life, and, in exchange, the interest on the above-described policy would not begin accruing until March 2003. Robert L. Parker Jr., chief executive officer of the Company and son of Robert L. Parker Sr., will receive as a beneficiary of the trust, one-third of the net proceeds of this policy. The face value of the policy is $13,200,000.

                                     * * *

     As part of building business relationships and fostering closer ties to clients, companies traditionally host customers in a variety of activities. Over the years, the Company has determined that the most successful business development opportunities are providing customers with industry-related conferences and seminars, coupled with sporting and other outdoor activities.

     Robert L. Parker, chairman of the Company, through The Robert L. Parker, Sr. Family Limited Partnership (the "Limited Partnership") owns a 2,987 acre ranch near Kerrville, Texas, ("Cypress Springs Ranch") which the Limited Partnership makes available to the Company for customer retreats and forums and meetings for world-wide company management. The Cypress Springs Ranch provides lodging, conference facilities, sporting and other outdoor activities in conjunction with marketing and business purposes. The location of the ranch and its facilities help to attract a select group of oil and gas industry executives, including the chairmen and principal officers of major oil companies, and prominent national leaders who are provided the unique opportunity to meet annually and to actively participate in an exchange of ideas and discussion of current industry and world issues. Additionally, domestic and international drilling managers and other operations personnel representing major, independent and national oil company customers meet annually with company operations personnel for in-depth discussions on all phases of the industry and are afforded the opportunity to know one another on a personal basis. Robert L. Parker has a 50 percent general partnership interest and a 46.5 percent limited partnership interest in the Limited Partnership. The Limited Partnership also owns a 4,982 acre cattle ranch near Mazie, Oklahoma ("Mazie Ranch"), 40 miles from the corporate headquarters in Tulsa, Oklahoma. The Mazie Ranch is also used by the Company for outdoor activities by customers and is available to employees for outdoor activities and other family recreation.

     There is an understanding between the Company and the Limited Partnership that the Cypress Springs Ranch and the Mazie Ranch shall be available for Company use without limitation. In consideration for the availability and use of these facilities, the Company pays only the portion of the ranch operating expenses based on the Company's actual use of said facilities. The total amount of these operating expenses paid by the Company in fiscal year 1997 was approximately $295,000.

     Additionally, the Company uses a 1,380 acre ranch ("Camp Verde Ranch") owned by Robert L. Parker Jr., president and chief executive officer of the Company, which is near the Cypress Springs Ranch. The Camp Verde Ranch is used to provide additional facilities and lodging for business functions at Cypress Springs Ranch, for which the Company pays only that portion of the ranch operating expenses based on the actual use of these facilities. The total amount of these operating expenses paid by the Company in fiscal 1997 was approximately $31,000.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") acted as co-lead underwriter in connection with the Company's underwritten public offering of $175,000,000 of convertible subordinated notes in July, 1997. DLJ received $2,100,000 in fees in connection with said underwriting. DLJ is owned by The Equitable Companies Incorporated, which owns in excess of 5% of the outstanding common stock of the Company as noted under the Principal Stockholders table in this Proxy Statement.

     On November 12, 1996, the Company acquired Mallard Bay Drilling, Inc.("Mallard"), which at the time was a wholly owned subsidiary of EVI, Inc. In November 1996, Mr. Bernard Duroc-Danner, the Chairman of EVI, Inc., was elected a director of the Company by the existing board. Mr. Duroc-Danner is currently standing for election by the stockholders under Proposal One herein. During fiscal year 1997, the Company and its subsidiaries purchased approximately $20,000,000 worth of drillpipe from Grant Prideco, Inc., a wholly-owned subsidiary of EVI, Inc.

                                 OTHER MATTERS

MATTERS WHICH MAY COME BEFORE THE MEETING

     The board of directors does not intend to bring any other matters before the meeting, nor does the board of directors know of any matters which other persons intend to bring before the meeting. If, however, other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote thereon in accordance with the recommendation of the board of directors.

PROPOSALS OF STOCKHOLDERS

     To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the By-Laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the board of directors) of candidates for election to the board of directors and with regard to certain matters to be brought before the Annual Meeting of Shareholders. In general, written notice must be received by the Secretary of the Company not less than 60 days prior to the meeting at which the shareholder vote will be taken of any nominations for directors made by shareholders. A copy of the applicable By-Law provision may be obtained, without charge, upon written request to the secretary of the Company at the address set forth on page 1 of this Proxy Statement.

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received at the Company's principal executive offices, 8 East Third Street, Tulsa, Oklahoma, 74103, on or before July 9, 1998.

                                            By Order of the Board of Directors,

                                            /s/ LESLIE D. ROSENCUTTER

                                            LESLIE D. ROSENCUTTER
                                            Corporate Secretary

Tulsa, Oklahoma
November 7, 1997

ANNUAL REPORT

     The Company has provided to each person whose proxy is being solicited a copy of its 1997 Annual Report to Stockholders. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHO REQUESTS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED AUGUST 31, 1997. Such requests should be directed to Mr. Tim Colwell, Public Relations Department, Parker Drilling Company, 8 East Third Street, Tulsa, Oklahoma 74103.

     Stockholders are invited to keep current on the Company's latest contracts, news releases and other developments throughout the year by way of the Internet. The Parker Drilling Company World Wide Web site can be accessed by setting your browser to http://www.parkerdrilling.com for regularly updated information.

                                  EXHIBIT "A"

                            PARKER DRILLING COMPANY

                                1997 STOCK PLAN

1. PREAMBLE.

     Parker Drilling Company, a Delaware corporation (the "Company"), hereby establishes the Parker Drilling Company 1997 Stock Plan (the "Plan") as a means whereby the Company may, through awards of stock options and restricted stock:

          (a) provide employees or consultants who are in a position to contribute to the growth, management and success of the business of the Company and its Subsidiaries with additional incentive to promote the success of the Company and its Subsidiaries; and

          (b) enable the Company to attract and retain the services of employees and consultants upon whose judgment and effort the successful conduct of its operations is largely dependent.

     Except as specifically provided herein, the provisions of the Plan do not apply to or affect any option, stock appreciation right, or stock heretofore or hereafter granted under any other stock or stock option plan of the Company or any Subsidiary, and all such options, stock appreciation rights or stock continue to be governed by and subject to the applicable provisions of the plan or agreement under which they were granted.

2. DEFINITIONS.

     2.01 "Administrator" shall mean that person designated by the Board from time to time to administer the Awards made under the Plan, which designation shall be communicated to the Participants in writing.

     2.02 "Award" shall mean a grant of an Option or the award of Restricted Stock under the Plan.

     2.03 "Award Agreement" shall mean an agreement between the Company and a Participant which evidences the grant of an Option and/or the award of Restricted Stock to a Participant and sets forth the terms and conditions of such Option and/or Restricted Stock.

     2.04 "Board" or "Board of Directors" means the board of directors of the Company.

     2.05 "Change in Control" means the occurrence of any one of the following events:

          (a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(7) of the Exchange Act, except the Participant, his affiliates and associates, the Company, or any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), or any employee benefit plan of the Company or of any Subsidiary (each such individual, entity or group shall hereinafter be referred to as a "Person")) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), in either case; or

          (b) Individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (c) Consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the outstanding Company Common Stock and Company voting securities immediately prior to such Business Combination do not, immediately following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

          (d) (i) Consummation of a complete liquidation or dissolution of the Company or (ii) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such corporation is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

     2.06 "Code" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

     2.07 "Common Stock" means the common stock of the Company, 16 2/3 cents par value per share.

     2.08 "Company" means Parker Drilling Company, a Delaware corporation, and any successor thereto.

     2.09  "Director(s)" means a member or members of the Board.

     2.10 "Disability" means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     2.11 "Exchange Act" means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

     2.12  "Fair Market Value" means for the relevant day:

          (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

          (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ System"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

          (c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Board in its discretion based upon the best available data.

     2.13 "Incentive Stock Option" or "ISO" means an Option that complies with the terms and conditions set forth in Section 422 of the Code and is designated as an ISO at the time of its grant.

     2.14 "Officer" means a corporate officer of the Company or any Subsidiary or Affiliate of the Company.

     2.15 "Option" means the right of a Participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

     2.16 "Option Date" means the date upon which an Option is granted, or Restricted Stock is awarded, to a Participant under the Plan.

     2.17 "Option Price" means the price per share at which an Option may be exercised.

     2.18 "Participant" means an individual, or to the extent permitted as contemplated at Section 5 hereof, the account of an individual, to whom an Option or Restricted Stock has been granted under the Plan.

     2.19 "Plan" means the Parker Drilling Company 1997 Stock Plan herein and as from time to time amended.

     2.20 "Restricted Stock" means Common Stock awarded to a Participant pursuant to the Plan and subject to the restrictions contained or authorized in
Section 7 hereof.

     2.21 "Securities Act" means the Securities Act of 1933, as it exists now or from time to time may hereinafter be amended.

     2.22 "Subsidiary" means any corporation or other entity of which the majority voting power or equity interest is owned directly or indirectly by the Company.

     2.23 "Termination of Employment" means:

          (a) with respect to an employee, when the employee's employment relationship with the Company and all of its Subsidiaries is terminated, regardless of any severance arrangements. A transfer from the Company to a Subsidiary or affiliate of the Company or a Subsidiary, or vice versa is not a termination of employment for purposes of the Plan; or

          (b) with respect to a consultant, when the consultant's consulting relationship with the Company is terminated either due to the termination of any consulting agreement, or otherwise, regardless of the fact that no employment relationship exists.

     2.24 Rules of Construction.

          (a) Governing Law. The construction and operation of the Plan are governed by the laws of the State of Oklahoma.

          (b) Undefined Terms. Unless the context requires another meaning, any term not specifically defined in the Plan has the meaning given to it by the Code.

          (c) Headings. All headings in the Plan are for reference only and are not to be utilized in construing the Plan.

          (d) Gender. Unless clearly appropriate, all nouns of either gender refer indifferently to persons of either gender.

          (e) Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

          (f) Severability. If any provision of the Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3. STOCK SUBJECT TO THE PLAN.

     Except as otherwise provided in Section 11, the total number of shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan shall be 4,000,000 shares. Such number of shares shall be increased as contemplated in the last sentence of this Section 3. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Awards under the Plan may be of shares of Restricted Stock and/or Options. Options granted hereunder may be: (a) Incentive Stock Options or (b) non-qualified options. Only employees of the Company or any Subsidiary thereof shall be eligible to receive Incentive Stock Options under the Plan. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any Awards hereunder shall terminate or expire, as to any number of shares, or Options are exercised (and any related withholding tax paid) by the delivery (actual, constructive or by attestation) of shares of Common Stock, new Options and Restricted Stock may thereafter be awarded hereunder with respect to such delivered shares or expired or terminated Awards.

4. ADMINISTRATION.

     The Plan shall be administered by the Board, or by such Person(s) as authorized by the Board. In addition to any other powers set forth in the Plan, the Board has the exclusive authority:

          (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

          (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

          (c) subject to the express provisions of the Plan, to determine the individuals who will receive Awards of Options and/or Restricted Stock, the times when they will receive them, the number of shares to be subject to each Award and the Option Price, payment terms, payment method, and expiration date applicable to each Award;

          (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards of Options and/or Restricted Stock;

          (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards of Options and/or Restricted Stock as it may deem necessary or advisable;

          (f) to determine the form in which tax withholding under Section 14 of the Plan will be made; and

          (g) to amend the Plan or any Option or Restricted Stock granted or awarded hereunder as may be necessary in order for any business combination involving the Company to qualify for pooling-of-interest treatment under APB No. 16.

5. ELIGIBLE PARTICIPANTS.

     Subject to the provisions of the Plan, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are employees of the Company or any Subsidiary or consultants under contract to the Company, who shall be in a position, in the opinion of the Board, to make contributions to the growth, management, and success of the Company or its Subsidiaries. Of those persons described in the preceding sentence, the Board may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Board may give consideration to the functions and responsibilities of the person, to the person's contributions to the Company or its Subsidiaries, the value of the individual's service to the Company or its Subsidiaries and such other factors deemed relevant by the Board. In the event and to the extent authorized by the United States Departments of Treasury and Labor, the Parker Drilling Company Stock Bonus Plan account of an employee of the Company or a Subsidiary may also be a Participant, the Board may grant Options to such account and, to the extent such account is a Participant, the Options in such an account shall be subject to all of the terms and provisions of the Plan as if the Options had been granted to the individual for whom the account is maintained.

6. TERMS AND CONDITIONS OF OPTIONS.

     The Board may, in its discretion, grant Options to any Participant under the Plan. Each Option shall be evidenced by an agreement between the Company and the Participant. Unless the Board at the time of grant specifically designates Options granted under the Plan as Incentive Stock Options, all Options granted under the Plan shall be non-statutory options. Each Option agreement, in such form as is approved by the Board, shall be subject to the following express terms and conditions and to such other terms and condition, not inconsistent with the Plan as the Board may deem appropriate:

          (a) Option Period. Each Option granted under the Plan shall be for such period as is established by the Board, except that each ISO shall expire no later than ten years after the Option Date. Where Options are exercisable in installments, the right to purchase any shares shall be cumulative, so that when the right to purchase any shares has matured, such shares may be purchased thereafter until the expiration of the Option. The Board shall have the power to accelerate the exercisability of installments for any Option granted under the Plan.

          (b) Option Price. At the time when the Option is granted, the Board will fix the Option Price. In the case of ISO's, the Option Price shall be no less than the Fair Market Value on the Option Date and in the case of all other Options granted under the Plan, the Option Price shall be as determined in the sole discretion of the Board, but in no event may the Option Price be less than the par value for a share of Common Stock.

          (c) Other Option Provisions. The form of Option authorized by the Plan may contain such other provisions as the Board may from time to time determine, including:

             (i) "Discounted Options" which may be granted to any Participant. A "Discounted Option" is an Option having an Option Price per share less than the Fair Market Value at the Option Date provided such Option Price shall not be less than 50% of the Fair Market Value at the Option Date.

             (ii) "Reload Options" which may be granted only to employees of the Company or a Subsidiary. A "Reload Option" is an Option automatically granted to a Participant pursuant to the terms of an Award Agreement upon the delivery of shares of Common Stock to pay any required withholding tax in respect of the exercise of an Option (the "delivered shares"). Such Reload Option entitles the Participant to purchase (at an option price equal to the Fair Market Value at the time of such delivery) a number of shares of Common Stock equal to the number of delivered shares. Reload Options shall be subject to all of the terms of the Plan and the Award Agreement in respect to which they are granted, including the Option Period for the Option exercised by delivery of the delivered shares, and shall not be exercisable before the earlier of one year after their grant or the day before the expiration of such Option Period. In the discretion of the Board, Reload Options granted on the exercise of ISO's may be ISO's or non-qualified options.

          (d) Incentive Stock Options. ISO's may only be granted to employees of the Company or of a Subsidiary. The aggregate Fair Market Value (determined as of the Option Date of the ISO) of the Common Stock with respect to which ISO's are first exercisable by a Company or Subsidiary employee during any calendar year under all Option plans of the Company shall not exceed $100,000. An ISO granted to an employee who, at the time the ISO is granted, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or a Subsidiary thereof shall have an exercise price equal to not less than 110 percent (110%) of the Fair Market Value on the Option Date. In addition, no more than 4,000,000 shares of Common Stock may be issued as ISO's granted under the Plan and no ISO may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company. Any Participant who disposes of shares acquired upon the exercise of an ISO either (i) within two years after the Option Date of the Option under which the shares were acquired or (ii) within one year after the acquisition of such shares shall notify the Company of such disposition and of the amount realized. Failure by a Participant to so notify the Company of such a disposition of shares shall entitle the Company to treat the shares of Common Stock issued to such Participant as void ab initio or to recover from the Participant the greater of the value of the shares disposed of as of the date of disposition or the value of the shares disposed of as of the date the Company learns of such disposition from either (i) any amounts due to such Participant from the Company or a Subsidiary, or (ii) otherwise. The Company may, at its discretion, place a legend noting the possible consequences of a Participant's failure to provide such disposition notice on shares of Common Stock delivered upon the exercise of an ISO.

          (e) No person shall have any rights of a stockholder with respect to any shares to be delivered upon the exercise of an Option until such time as such Option is validly exercised.

7. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

     The Board, in its discretion, may grant Restricted Stock to any Participant under the Plan, the purchase price of which shall be established by the Board. Each grant of Restricted Stock shall be evidenced by an Award Agreement between the Company and the Participant. All shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate:

          (a) Restrictions on Transfer. Shares of Restricted Stock awarded to Participants shall contain such restrictions on transfer as the Board may determine in its sole discretion.

          Except as permitted under Section 12 of the Plan, shares of Restricted Stock awarded to Participants may not be sold or transferred before such restrictions on transfer lapse, and may only be pledged to the Company or any Subsidiary to satisfy any obligations that the Participant may have to the Company or the Subsidiary with respect to the acquisition of such shares of Restricted Stock. Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, the certificates for any shares of Restricted Stock the restrictions on which have lapsed will be transferred to the Participant or, in the event of his death, to the beneficiary or beneficiaries designated by writing filed by the Participant with the Board for such purpose or, if none, to his estate. Delivery of shares in accordance with the preceding sentence shall be made within the 30-day period after such restrictions shall lapse.

          (b) Certificates Deposited With Company. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with the Company. Each such certificate shall bear the following (or a similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in the Parker Drilling Company 1997 Stock Plan and an agreement entered into between the registered owner and Parker Drilling Company. Copies of such Plan and agreement are on file at the principal office of Parker Drilling Company."

          (c) Stockholder Rights. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares.

          (d) Dividends. On each Common Stock dividend payment date, each Participant shall receive an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by his number of shares of Restricted Stock.

8. MANNER OF EXERCISE OF OPTIONS.

     To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) or his assignee (as contemplated at
Section 12 hereof) must give written notice to the Administrator, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash,
(ii) in shares of Common Stock held by the Participant, his executor, administrator, or assignee, and having an aggregate Fair Market Value, as determined as of the close of business on the day prior to the day on which such Option is exercised, equal to the Option Price, (iii) if permitted by the Board, a promissory note in the amount of the Option Price, which note shall provide for full personal liability of the maker and shall contain such other terms and provisions as the Board may determine, including without limitation the right to repay the note partially or wholly with Common Stock, (iv) if authorized by the Board in the Award Agreement for the Option being exercised, by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise, (v) if authorized by the Board in the Award Agreement for the Option being exercised, by the withholding by the Company, pursuant to a written election delivered by the Participant, his executor, administrator, or assignee, to the Administrator on or prior to the date of exercise, from the shares of Common Stock issuable upon any exercise of the Option that number of shares having a Fair Market Value as of the close of business on the day prior to the day on which such Option is exercised equal to such Option Price, (vi) by constructive delivery ("attestation") of shares of Common Stock held by the Participant, his executor, administrator, or assignee, and having an aggregate Fair Market Value, as determined as of the close of business on the day of exercise, equal to the Option Price effected through providing the Company with a notarized statement on or before the day of exercise attesting to the number of shares owned by the Participant, his executor, administrator, or assignee, that will serve as the Option Price payment shares, or (vii) as authorized by the Board in the Award Agreement for the Option being exercised, by a combination of such methods. The Option Price may also be paid in shares of Common Stock which were received by the Participant, his executor, administrator, or assignee, upon the exercise of one or more Options or as an award of Restricted Stock under the Plan and upon which all restrictions have lapsed.

9. VESTING.

     A Participant may not exercise an Option until it has become vested. The portion of an Option Award that is vested depends upon the vesting restrictions, if any, established by the Board for such Option at the time of its grant and the period that has elapsed since the Option Date.

10. CHANGE OF CONTROL.

     Notwithstanding the provisions of Sections 6 and 7 or anything contained in a Participant's agreement to the contrary, upon a Change in Control, all Options and/or Restricted Stock shall be subject to the following:

          (a) The restrictions and limitations applicable to any Options shall lapse, and such Options shall become free of all restrictions and become fully vested to the full extent of the original grant.

          (b) The Company shall have the right to acquire from Participants their vested Options for which the value, as established in the Change of Control, of the Common Stock issuable upon exercise thereof is greater than the Option Price, by payment of the amount by which the price per share of Common Stock, as established in the Change of Control, exceeds the Option Price; and

          (c) All Restricted Stock shall become free of all restrictions and be fully vested and transferable.

11. ADJUSTMENTS TO REFLECT CHANGES IN CAPITAL STRUCTURE.

     If there is any change in the corporate structure or shares of the Company, the Board of Directors may, in its discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options and/or Restricted Stock, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this Section 11, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

12. NON-TRANSFERABILITY OF OPTIONS AND RESTRICTED STOCK; LIMITED EXCEPTION TO TRANSFER RESTRICTIONS.

     (a) Unless otherwise expressly provided in this Section 12, by applicable law or by any Award Agreement, as the same may be amended, evidencing the grant or award of Restricted Stock or Options: Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the person to whom such Awards were granted or awarded (a "Recipient"); and amounts payable or shares issuable pursuant to Awards shall be delivered only to or for the account of a Recipient.

     (b) Except as precluded by any applicable law, the Board may permit Awards to be transferred to and exercised by and paid to certain persons or entities related to the Recipient, including, but not limited to members of the Recipient's immediate family (parents, grandparents, children, grandchildren, spouse, siblings), charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Recipient's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Board, pursuant to such conditions and procedures as the Board may establish. Any permitted transfer shall be subject to the condition that the Board receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration other than nominal consideration.

     (c) The exercise and transfer restrictions in this Section 12 shall not apply to:

          (i) transfers to the Company;

          (ii) the designation of a beneficiary to receive benefits in the event of the Recipient's death or, if the Recipient has died, transfers to or exercise by the Recipient's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

          (iii) transfers pursuant to a domestic relations order;

          (iv) if the Recipient has suffered a disability, permitted transfers or exercises on behalf of the Recipient by his or her legal representative; or

          (v) the authorization by the Board of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Board.

     (d) In the event of a transfer of an Award pursuant to Subsection (b) or
(c) of this Section 12, the Recipient will remain liable for any taxes (including withholding and social security taxes) due upon or as a consequence of the exercise of or lapse of any restrictions in respect of an Award and neither the Company nor the Board shall have any obligation to provide notice to a transferee of any event or information that has, will or could in any way affect an Award or its exercise.

13. RIGHTS AS STOCKHOLDER.

     No person shall have any rights of a stockholder as to shares of Common Stock subject to an Award under the Plan until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued or transferred. Upon exercise of the Award or any portion thereof, the Company will have thirty
(30) days in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

14. WITHHOLDING TAX.

     Upon the exercise of an Option, or the lapse of restrictions on Restricted Stock, requiring tax withholding, the Participant will be required to pay to the Company for remittance to the appropriate taxing authorities an amount necessary to satisfy the employee's portion of federal, state and local taxes, if any, incurred by reason of the exercise of an Option or the lapse of such restrictions. A Participant may elect to have any tax withholding obligation incurred upon the exercise of or lapse of restrictions in respect of an Award satisfied by payment of cash by the Participant, by the withholding of cash otherwise due the Participant, or, except in the case of ISO's, by the withholding of shares of Common Stock issuable upon such occurrence and having an aggregate Fair Market Value on the day prior to the day of exercise or lapse sufficient to satisfy the applicable tax withholding requirement; provided, however, that if the Participant elects to have shares of Common Stock withheld from the shares deliverable upon such exercise or lapse, a Participant's election must be delivered to the Administrator in writing on or prior to the date of exercise of the Options or lapse of restrictions with respect to Restricted Stock.

15. TERMINATION OF EMPLOYMENT.

     (a) In the event of a Participant's Termination of Employment for any reason other than death or disability any Option or Restricted Stock shall expire forthwith; provided, however, that with the approval of the Board evidenced by a writing signed by an executive officer of the Company other than the Participant, unvested Options may be (i) allowed to remain in effect and to vest and be exercisable in accordance with the terms of the Award Agreement evidencing such option or (ii) accelerated to vest immediately. Any Options exercisable at the time of such termination or which became exercisable in accordance with this paragraph may be exercised up to a date after such termination that is determined by the Board, but not exceeding five years from the date of such termination and not beyond the date the Option otherwise would have expired in accordance with the Award Agreement evidencing such Option. The restrictions on Restricted Stock may be eliminated so that such Restricted Stock is free of such restrictions at the time of Termination of Employment and not forfeited upon such Termination of Employment.

     (b) Upon the death of a Participant, all unvested Options shall vest immediately and all restrictions on Restricted Stock shall lapse. A Participant's estate or beneficiaries shall have a period up to the later of one year after the Participant's death or the expiration date specified in the Award Agreement within which to exercise the Option; provided, however, in the case of ISO's, the Participant's estate or beneficiaries may exercise an Option only until the expiration date specified in the Award Agreement. Any Option may be immediately exercised in full by the Participant's estate or beneficiaries. In the event the Participant's estate is closed with exercisable Options then unexercised, the rights under this paragraph shall pass by will or the laws of descent and distribution. In the case of Restricted Stock, the restrictions on such Restricted Stock shall be deemed to have lapsed immediately before such Participant's death.

     (c) Upon the disability of a Participant, all unvested Options shall vest immediately and all restrictions on Restricted Stock shall lapse. In the event of a Participant's disability during employment, the Participant, or his or her guardian or legal representative shall have a period up to the expiration date specified in the Award Agreement within which to exercise the Option. In the case of Restricted Stock, the restrictions on such Restricted Stock shall be deemed to have lapsed immediately before the disability of such Participant.

16. CANCELLATION OF OPTION GRANTS AND RESTRICTED STOCK.

     (a) After Termination of Employment. If there is a Termination of Employment with respect to a Participant for any reason other than death, and, pursuant to paragraph (a), or (c) of Section 15, one or more Options have not yet expired or the restrictions pertaining to Restricted Stock have not lapsed, the Board, in its sole discretion, which may be delegated to the Chief Executive Officer of the Company or to the Chairman of the Board, may cancel any such Options at any time prior to the exercise thereof or declare forfeited any such Restricted Stock before the related restrictions lapse unless the following conditions are met:

          (i) The Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company, is or becomes competitive with the Company, or which is or becomes otherwise prejudicial to or in conflict with the interests of the Company. The judgment of the Chief Executive Officer shall be based on the Participant's positions and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors of the Participant's assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. The Participant shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as such stock or securities are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than five percent (5%) equity interest in the organization or business.

          (ii) The Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Participant either prior to or after such Participant's Termination of Employment.

     (b) Before Termination of Employment. The Board, in its sole discretion, which may be delegated to the Chief Executive Officer of the Company or to the Chairman of the Board, may cancel any Options held by a person or reduce the number thereof at any time prior to the exercise thereof or declare forfeited a part or all of any shares of Restricted Stock awarded to a Participant under the following circumstances:

          (i) The Participant's conduct either in connection with his or her employment by the Company or otherwise is deemed inimical to the interests of the Company.

          (ii) The Participant's employment responsibilities with the Company are reduced or altered and the Board determines that the Participant would not have been granted the Options or awarded the shares of Restricted Stock, or such number of Options or shares of Restricted Stock, had the Participant's employment responsibilities been at the reduced or altered level at the time of the grant or award of such Options or shares of Restricted Stock.

17. NO RIGHT TO EMPLOYMENT.

     Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

18. AMENDMENT OF THE PLAN.

     The Board may from time to time amend or revise the terms of the Plan in whole or in part and may without limitation, adopt any amendment deemed necessary.

19. NOTICE.

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Administrator, if so required under the Plan, and otherwise to the Chairman of the Board or to the Chief Executive Officer of the Company, and shall become effective when it is received by the office of such Administrator, Chairman or the Chief Executive Officer.

20. COMPANY BENEFIT AND COMPENSATION PLANS.

     Nothing contained in the Plan shall prevent any Participant prior to death, or the Participant's dependents or beneficiaries after the Participant's death, from receiving, in addition to any Options or Restricted Stock provided for under the Plan, any salary, incentive or performance plan Awards, payments under a Company retirement plan or other benefits that may be otherwise payable or distributable to such Participant, or to the Participant's dependents or beneficiaries under any other plan or policy of the Company or otherwise. To the extent permitted by law, grants of Options or awards of Restricted Stock under the Plan may be made in combination with, or as alternatives to, grants, awards or payments under other Company plans.

21. REPRESENTATIONS AND WARRANTIES.

     No person shall at any time have a right to be selected as a Participant in the Plan, nor having been selected as a Participant for one Award to be selected as a Participant for any other Award, and no person shall have any authority to enter into any agreement assuring such selection or making any warranty or representation with respect thereto. A Participant shall have no rights to or interest in any Option or Restricted Stock except as set forth herein.

22. UNFUNDED PLAN.

     Insofar as it provides for grants of Options and awards of Restricted Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are or may become entitled to Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board be deemed to be a trustee of any Common Stock issuable or deliverable under the Plan. Any liability of the Company to an Participant with respect to a grant of Options or award of Restricted Stock under the Plan shall be based solely upon any contractual obligations that may be created by the Plan or an Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

23. CONDITIONS UPON ISSUANCE OF SHARES.

     An Option shall not be exercisable, a share of Common Stock shall not be issued pursuant to the exercise of an Option, and restrictions on Restricted Stock awarded shall not lapse until such time as the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed (including the listing requirements for such Common Stock on the Exchange), and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

24. EFFECTIVE DATE AND TERMINATION OF PLAN.

     24.1 Effective Date. The Plan is effective as of the of the date of its adoption by the Board of Directors.

     24.2 Termination of the Plan. The Board may terminate the Plan at any time with respect to any shares that are not then subject to Options or Restricted Stock. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Options or Restricted Stock awarded before termination.

                                   * * * * *

     The undersigned, being the duly elected Secretary of Parker Drilling Company, does hereby certify that the foregoing Parker Drilling Company 1997 Stock Plan was approved by the Board of Directors effective as of May 13, 1997.

                                                 /s/ LESLIE D. ROSENCUTTER

                                                   Leslie D. Rosencutter
                                                    Corporate Secretary

                            PARKER DRILLING COMPANY


(BOLD FACE)       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 17, 1997


(BOLD FACE)       This Proxy is Solicited on Behalf of The Board of Directors

     The undersigned hereby appoints ROBERT L. PARKER and LESLIE D. ROSENCUTTER, or either of them, as proxies and attorneys with several powers of substitution, hereby revoking any prior Proxy, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Parker Drilling Company, December 17, 1997, or at any adjournment(s) thereof, and thereat to vote all of the shares of Common Stock standing in the name of the undersigned upon the following matters:



                              (See reverse side)

--------------------------------------------------------------------------------

(BOLD FACE)      IF THE PROXY CARD IS SIGNED AND RETURNED TO THE COMPANY WITHOUT
                 DIRECTION ON ANY MATTER, THE PROXY WILL BE VOTED IN FAVOR OF
                 THE PROPOSALS IN EACH SUCH CASE.

                                           PLEASE MARK YOUR
                                           CHOICE LIKE THIS [ ]     WILL ATTEND
                                           IN BLUE OR BLACK INK.         [ ]
[ ]
        --------------       -------------
        ACCOUNT NUMBER          COMMON

(BOLD FACE)    The Board of Directors recommends a Vote "FOR" Items 1, 2 and 3.

(1) Election of two directors     FOR both nominees listed below     WITHHOLD AUTHORITY
     (Class II), to serve a         (except as marked to the          to vote for both
      term of three years.              contrary below)               nominees listed

                                             [ ]                             [ ]

(Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.) (BOLD FACE)

                               EARNEST F. GLOYNA
                            BERNARD J. DUROC-DANNER

(2) Proposal to approve the grant of incentive stock options to eligible employees under the Parker Drilling Company 1997 Stock Plan.

                     For               Against               Abstain
                     [ ]                 [ ]                   [ ]

(3) Proposal to ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company's 1998 fiscal year.

                     For               Against               Abstain
                     [ ]                 [ ]                   [ ]

(4) In their discretion, the Proxies are authorized to vote upon such other and further business as may be brought before the meeting or any adjournments thereof.


The undersigned has received the Notice of Meeting and the Proxy Statement dated November 7, 1997, and the Annual Report to Stockholders for 1997.

                                        Dated:
                                              ----------------------

                                        ----------------------------

                                        ----------------------------
                                        Signature(s) exactly as your name
                                        appears hereon

                                        (Note: In the case of joint ownership,
                                        each such owner should sign. Executors,
                                        guardians, trustees, etc. should add
                                        their title as such and where more than
                                        one executor, etc., is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)